UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2007 (August 15, 2007)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 4300, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 458-1100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

(a) On August 15, 2007 and August 16, 2007, pursuant to the investment rollover provisions set forth in Section 18 of the Certificate of Designations, dated as of June 18, 2007, governing the 20% Junior Redeemable Convertible Preferred Stock (such series, the “Junior Preferred Stock”) of Transmeridian Exploration Incorporated (the “Company”), as amended by the Certificate of Correction, dated as of July 27, 2007, the Company issued an aggregate 56,000 shares of the Junior Preferred Stock in exchange for the surrender of an aggregate 56,000 shares of the 15% Senior Redeemable Convertible Preferred Stock of the Company (such series, the “Senior Preferred Stock”). The exchange offer contemplated by the investment rollover provisions was conducted and completed pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as the exchange offer was made exclusively to holders of the Junior Preferred Stock who participated in the Company’s June 2007 private placement of the Junior Preferred Stock and who at the time of the private placement were also a holder of the Senior Preferred Stock; moreover, no commission or other remuneration was paid or given directly or indirectly to any person for soliciting such exchange. The description of the conversion and other provisions of the Junior Preferred Stock set forth under Item 1.01 of the Current Report on Form 8-K of the Company, dated as of, and filed with the SEC on, June 22, 2007, is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: August 21, 2007	By:	/s/ Nicolas J. Evanoff
	Name:	Nicolas J. Evanoff
	Title:	Vice President, General Counsel and Secretary